Exhibit 99.1

Odysight.ai Announces Expanded Commitment with Key Medical Partner

PO reflects high demand for Company’s state-of-the-art visual solutions in the healthcare sector

OMER, Israel, October 17, 2023 – Odysight.ai Inc. (OTCQB: SCTC), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announced today a solidified purchase order (PO) with a leading orthopaedic, US-based healthcare corporation. Formal commitments under the PO with this Fortune 500 customer amount to a total of $3.3 million for fiscal year 2024, highlighting the robust trust and growing collaboration between our companies. The Company believes these numbers will grow substantially in coming years.

Following FDA approval and the U.S. market launch of the Fortune 500 company’s groundbreaking minimally invasive surgical device, which features Odysight.ai’s visual technology, our collaboration with this key medical partner has strengthened. As an update to our previous announcement on January 26, 2023, the expanded PO not only confirms a clear commitment to our product by our medical partner but also solidifies our decision to negotiate improved terms that are in line with the premium quality of our offerings.

“This is a tremendous endorsement of Odysight.ai’s capabilities in the healthcare domain,” remarked Yehu Ofer, CEO of Odysight.ai. “To be trusted by a Fortune 500 company, especially in the critical field of medical technology, speaks volumes about our team’s expertise and the quality of our innovations, and we hope to grow our relationship substantially in the coming years. Our dedication to advancing healthcare, combined with our passion for developing state-of-the-art visual solutions, sets the stage for promising developments in the future.”

Mr. Ofer continued, “we are deeply grateful to our shareholders, partners and the entire Odysight.ai community for their unwavering belief in our path forward. With united efforts, we remain at the forefront as a provider of innovative visualization solutions to organizations across diverse sectors.”

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s expectations about revenue from the PO with the Fortune 500 company in fiscal years 2023 and 2024 and hope for additional growth in the coming years. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations

Miri Segal

MS-IR LLC

917-607-8654

msegal@ms-ir.com